UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2018

ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35637	22-3388607
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue

Englewood Cliffs, NJ 07632

(201) 567-5648

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 16, 2018, Asta Funding, Inc. (the "Company") received a Delinquency Compliance Plan Alert Letter (the “Letter”) from Nasdaq (“Nasdaq”) stating that the Company was not in compliance with Nasdaq Listing Rule 5250(c)(1), because it has not timely filed its Form 10-Q for the quarter ended December 31, 2017, and because the Company remains delinquent in filing its Annual Report on Form 10-K (“Form 10-K”) for the year ended September 30, 2017 (the "Initial Delinquent Filing"), the Company does not comply with the Listing Rules (the "Rules") for continued listing.

In the Letter, Nasdaq indicated that the Company has until March 19, 2018 to submit a plan to regain compliance. If such a plan is timely submitted by the Company, the Nasdaq staff may grant the Company up to 180 calendar days from the due date of the Form 10-K, or until July 16, 2018, to regain compliance.  The Company will file a plan to regain compliance with the Nasdaq prior to the March 19, 2018 due date, and expects that it will fully regain compliance with the Nasdaq continued listing requirements upon the filing of the Form 10-K and Form 10-Q, which the Company will file as soon as reasonably practicable.

On February 22, 2018, the Company issued a press release announcing its receipt of the Letter. A copy of the Company’s press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press Release dated February 22, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asta Funding, Inc.

Date: February 22, 2018	By:	/s/ Bruce R. Foster
	Name:	Bruce R. Foster
	Title:	Chief Financial Officer